EXHIBIT 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Bio-logic Systems Corp. (the “Company”) for the quarterly period ended May 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gabriel Raviv, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: July 14, 2004

/s/ Gabriel Raviv
Gabriel Raviv
Chief Executive Officer